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                                                                    EXHIBIT 23.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lason, Inc. on Form S-8 (File No. 333-18551) of our report dated March 31, 1999, on our audits of the consolidated financial statements and financial statement schedule of Lason, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 31, 1999